UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 12/7/2023

Gaming and Leisure Properties, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
845 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
(Address of principal executive offices)

610-401-2900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	GLPI	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2023, the Board of Directors (the “Board”) of Gaming and Leisure Properties, Inc. (the “Company”), amended and restated the Company’s Amended and Restated Bylaws (as so amended and restated, the “Second Amended and Restated Bylaws”), effective as of December 7, 2023, to, among other things, implement a proxy access framework.

Implementation of Proxy Access

Sections 7.11 through 7.18 of the Second Amended and Restated Bylaws have been added to permit a shareholder, or a group of up to 20 shareholders, to nominate and include director candidates constituting up to the greater of two or 20% of the number of directors in office as of the last day on which a notice of nomination may be delivered, provided that (i) such shareholder or shareholder group, as applicable, owns 3% or more of the Company’s outstanding common stock continuously for at least three years, and (ii) such shareholder or shareholder group, as applicable, and the nominee(s) satisfy certain procedural, eligibility and disclosure requirements set forth in Sections 7.11 through 7.18 of the Second Amended and Restated Bylaws.

The procedural and eligibility requirements set forth in Sections 7.11 through 7.18 of the Second Amended and Restated Bylaws include a requirement that, subject to certain exceptions, a notice of proxy access nomination must be received at the principal executive offices of the Company not less than the 120th day, and no more than the 150th day, prior to the anniversary date of the immediately preceding annual meeting of shareholders. Sections 7.11 through 7.18 of the Second Amended and Restated Bylaws also include requirements that the nominating shareholder or shareholder group, as applicable, and the nominee(s) provide certain information, representations and agreements to the Company (including related to the suitability of nominees to serve on the Board under applicable gaming regulations), in order to be eligible for proxy access.

Additional Bylaw Amendments

In addition to the Board's implementation of proxy access, the Second Amended and Restated Bylaws were also updated to reflect certain procedural requirements related to the Securities and Exchange Commission’s recently adopted “universal proxy” rules, as well as certain technical, conforming and clarifying changes in connection therewith. In particular, the Second Amended and Restated Bylaws provide that, among other things, with respect to shareholder nominees to the Company’s Board, (i) no shareholder or associated person may solicit proxies in support of any nominee(s) unless such shareholder complies with Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the solicitation of such proxies, (ii) the scope of disclosures required by a proposing shareholder seeking to submit a director nomination have been expanded to include a representation as to whether the shareholder or any associated person intends to solicit proxies in support of director nominees other than individuals nominated by the Board in compliance with the requirements of Rule 14a-19 under the Exchange Act, (iii) shareholders are not entitled to submit more nominees than the number of directors to be elected and may not submit substitute or replacement nominees after the nomination deadline described above, and (iv) certain other enhanced or updated procedures, representations, and information requirements apply to shareholder nominations of directors.

The foregoing summary description of the Second Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Second Amended and Restated Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of Gaming and Leisure Properties, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 13, 2023	GAMING AND LEISURE PROPERTIES, INC.

	By:	/s/ Peter M. Carlino
	Name:	Peter M. Carlino
	Title:	Chairman of the Board and Chief Executive Officer

3